Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report on the consolidated financial statements of Ecoark Holdings, Inc. and Subsidiaries for the year ended March 31, 2018 dated June 27, 2018, except Note 3 which is dated August 13, 2019 and the inclusion of the reference as “Experts” in this Registration Statement on Form S-1 (Registration No. 333- ) dated December 11, 2019.

/s/ KBL, LLP

KBL, LLP

New York, NY

December 11, 2019

535 Fifth Avenue, 30th Floor, New York, NY 10017	212.785-9700